UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 30, 2007

FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	001-32630 (Commission File Number)	16-1725106 (IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida (Address of principal executive offices)		32204 (Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
FIDELITY NATIONAL TITLE GROUP, INC.
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On May 30, 2007, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), announced that an Agreement and Plan of Merger (the “Merger Agreement”) had been entered into by and among Foundation Holdings, Inc., a Delaware corporation (“Parent”), Foundation Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and Ceridian Corporation, a Delaware corporation (“Ceridian”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Ceridian, with Ceridian continuing as the surviving entity as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by FNF and an affiliate of Thomas H. Lee Partners, L.P., to acquire Ceridian.
     Ceridian is an information services company servicing the human resources, transportation and retail industries. Specifically, Ceridian offers a broad range of human resource outsourcing solutions and is a major payment processor and issuer of credit, debit and stored-value cards.
Merger Agreement
     At the effective time of the Merger, the issued and outstanding shares of Ceridian common stock, par value $0.01 per share, will be cancelled and the holders thereof will receive (except for the shares of Ceridian common stock owned by Parent or Merger Sub, which will be cancelled without consideration) $36 per share in cash.
     Parent, Merger Sub and Ceridian have made customary representations, warranties and covenants in the Merger Agreement, including, among others, that Ceridian will (i) conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the Merger (the “Closing”), (ii) not engage in certain types of transactions during such period and (iii) cause a stockholder meeting to be held by Ceridian and, subject to certain exceptions, recommend approval by its stockholders of the Merger Agreement.
     Each party’s obligation to effect the Merger is subject to the fulfillment of conditions, including, among others, (i) shareholder approval, (ii) the absence of any injunction or order prohibiting the Closing, (iii) the expiration or termination of the Hart-Scott-Rodino waiting period, (iv) subject to certain exceptions, the accuracy of representations and warranties of the other party and (v) material compliance of the other party with its covenants. The Merger Agreement may be terminated (i) at any time prior to the Closing by mutual written consent of the parties, (ii) by either Parent or Ceridian by written notice to the other if the Closing has not taken place on or before December 31, 2007 subject, under certain conditions, to extension to March 31, 2008 and (iii) in other situations that customarily allow parties to terminate mergers of this type.
     THL Partners and FNF expect to bring co-investors into the transaction. FNF will own less than 50% of Ceridian at closing and will treat the Ceridian investment under the equity method of accounting for financial statement purposes, similar to its minority ownership stake in Sedgwick CMS, and will not consolidate the financial results of Ceridian.
     The transaction is subject to certain closing conditions, including the approval of Ceridian’s stockholders, antitrust and state regulatory approvals, and the satisfaction of other customary closing conditions. The transaction is expected to close following the satisfaction of all closing conditions and completion of a financing marketing period, which is anticipated to occur in the fourth quarter of 2007.
     The Merger Agreement provides certain termination rights for both Parent and Ceridian and provides that, upon termination of the Merger Agreement under specified circumstances, Ceridian may be required to pay Parent a termination fee of $165 million.
Equity Commitments and Limited Guarantees
     Under the terms of the equity commitment letters delivered to Parent, each of FNF and Thomas H. Lee Equity Fund VI, L.P., a Delaware limited partnership (“THL Equity Fund”), committed to purchase, directly or indirectly, $900,000,000 of equity securities of Parent to provide funds for the transaction. In addition, Parent obtained a debt commitment letter from Deutsche Bank and Credit Suisse to provide the remainder of the transaction financing.
     The transaction is not subject to a financing contingency. Under certain circumstances, if Parent’s failure to obtain financing is the proximate cause of the Merger Agreement being terminated prior to closing, Parent has agreed to pay $165 million to Ceridian. Under the terms of the Limited Guarantees delivered to Ceridian, FNF and THL Equity Fund each guaranteed to discharge 50% of Parent’s payment obligations under the foregoing provision, up to a maximum of $82.5 million each, subject to the terms and conditions in the Limited Guarantees.
General
     The foregoing summary of the Merger and the Merger Agreement, and the transactions contemplated thereby, is not complete, and is qualified in its entirety by reference to the full text of the agreement filed as an exhibit to this report, which is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the agreement, the text of the agreement shall control.
     The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the Merger, and solely for the benefit of the parties to the Merger Agreement. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     Effective May 31, 2007, Alan L. Stinson, Co-Chief Operating Officer of the Company, was promoted to the position of Chief Executive Officer. Raymond R. Quirk, Co-Chief Operating Officer of the Company, and Brent B. Bickett, President of the Company, were named Co-Presidents. William P. Foley II, Chairman of the Board of Directors and Chief Executive Officer, will continue as Chairman of the Board of Directors, actively focusing on strategic issues and acquisitions.
     Each of these executives has been a long-time member of the Company’s senior management team. Further information about Messrs. Foley, Stinson, Bickett and Quirk is included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 19, 2007 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
Exhibit No.
2.1	Merger Agreement, dated May 30, 2007, by and among Ceridian Corporation, Foundation Holdings, Inc. and Foundation Merger Sub, Inc., incorporated by reference to Exhibit 2.1 to Ceridian Corporation’s current report on Form 8-K filed on May 31, 2007.*

10.1	Equity Commitment Letter, dated May 30, 2007.

99.1	Limited Guaranty, dated May 30, 2007.

*	Contents of the parties’ disclosure schedules pursuant to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FNF will furnish supplementally a copy of the disclosure letters to the SEC, upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC. (Formerly Fidelity National Title Group, Inc.)
Dated: June 5, 2007	By:	/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement, dated May 30, 2007, by and among Ceridian Corporation, Foundation Holdings, Inc. and Foundation Merger Sub, Inc., incorporated by reference to Exhibit 2.1 to Ceridian Corporation’s current report on Form 8-K filed on May 31, 2007.*
10.1	Equity Commitment Letter, dated May 30, 2007.
99.1	Limited Guaranty, dated May 30, 2007.

*	Contents of the parties’ disclosure schedules pursuant to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FNF will furnish supplementally a copy of the disclosure letters to the SEC, upon request.

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